Exhibit 14.1 CODE OF BUSINESS CONDUCT AND ETHICS (Adopted as of July 26, 2023) This Code of Business Conduct and Ethics (this “Code”) sets forth legal and ethical standards of conduct for directors, officers and employees of Aspen Technology, Inc. (the “Company”). This Code is intended to deter wrongdoing and to promote the conduct of all Company business in accordance with high standards of integrity and in compliance with all applicable laws and regulations. This Code applies to the Company and all of its subsidiaries and other business entities controlled by it worldwide. If you have any questions regarding this Code or its application to you in any situation, you should contact your supervisor, your Human Resources representative or the Chief Legal Officer. 1. COMPLIANCE WITH LAWS, RULES AND REGULATIONS The Company requires that all employees, officers and directors comply with all laws, rules and regulations applicable to the Company wherever it does business. You are expected to use good judgment and common sense in seeking to comply with all applicable laws, rules and regulations and to ask for advice when you are uncertain about them. If you become aware of the violation of any law, rule or regulation by the Company, whether by its officers, employees, directors, or any third party doing business on behalf of the Company, it is your responsibility to promptly report the matter to your supervisor or the Chief Legal Officer. While it is the Company’s desire to address matters internally, nothing in this Code should discourage you from reporting any illegal activity, including any violation of the securities laws, antitrust laws, environmental laws or any other federal, state or foreign law, rule or regulation, to the appropriate regulatory authority. Employees, officers and directors shall not discharge, demote, suspend, threaten, harass or in any other manner discriminate or retaliate against an employee because he or she reports any such violation, unless it is determined that the report was made with knowledge that it was false. This Code should not be construed to prohibit you from testifying, participating or otherwise assisting in any state or federal administrative, judicial or legislative proceeding or investigation. 2. CONFLICTS OF INTEREST 2.1. All Employees Employees, officers and directors must act in the best interests of the Company. You must refrain from engaging in any activity or having a personal interest that presents a “conflict of interest.” A conflict of interest occurs when your personal interest interferes, or appears to interfere, with the interests of the Company. A conflict of interest can arise whenever you, as an officer, director or employee, take action or have an interest that prevents you from performing your Company duties and responsibilities honestly, objectively and effectively.

2 Conflict of Interest Policy for Officers and Directors 2.2. Officers. Officers must not: • perform services as a consultant, employee, officer, director, advisor or in any other capacity, or permit any close relative to perform services as an officer or director, for a significant customer, significant supplier or direct competitor of the Company, other than at the request of the Company; • have, or permit any close relative to have, a financial interest in a significant supplier or significant customer of the Company, other than an investment representing less than one percent of the outstanding shares of a publicly-held company or less than five percent of the outstanding shares of a privately-held company; • have, or permit any close relative to have, a financial interest in a direct competitor of the Company, other than an investment representing less than one percent of the outstanding shares of a publicly-held company; • supervise, review or influence the job evaluation or compensation of a member of his or her immediate family; or • engage in any other activity or have any other interest that the Board of Directors of the Company determines to constitute a conflict of interest. In addition, performing the duties and fulfilling the responsibilities of a director of another company requires a significant commitment of time and attention and the Company recognizes that excessive time commitments can interfere with an officer’s ability to perform and fulfill his or her duties for the Company. Officers of the Company must advise the Chief Executive Officer and the Chief Legal Officer and obtain approval from the Chief Executive Officer in advance of accepting an invitation to serve on the board or board committee of another company. Service on boards and board committees of other companies should be consistent with the Company's conflict-of-interest and related party transaction policies. 2.3. Directors. Directors must not: • perform services as a consultant, employee, officer, director, advisor or in any other capacity, or permit any close relative to perform services as an officer or director, for a direct competitor of the Company; • have, or permit any close relative to have, a financial interest in a direct competitor of the Company, other than an investment representing less than one percent of the outstanding shares of a publicly-held company; • use his or her position with the Company to influence any decision of the Company relating to a contract or transaction with a supplier or customer of the Company if the director or a close relative of the director:

3 • performs services as a consultant, employee, officer, director, advisor or in any other capacity for such supplier or customer; or • has a financial interest in such supplier or customer, other than an investment representing less than one percent of the outstanding shares of a publicly-held company; • supervise, review or influence the job evaluation or compensation of a member of his or her immediate family; or • engage in any other activity or have any other interest that the Board of Directors of the Company determines to constitute a conflict of interest. A “close relative” means a spouse, dependent child or any other person living in the same home with the employee, officer or director. “Immediate family” means a close relative and a parent, sibling, child, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in- law. A “significant customer” is a customer that has made during the Company’s last full fiscal year, or proposes to make during the Company’s current fiscal year, payments to the Company for property or services in excess of five percent of (i) the Company’s consolidated gross revenues for its last full fiscal year or (ii) the customer’s consolidated gross revenues for its last full fiscal year. A “significant supplier” is a supplier to which the Company has made during the Company’s last full fiscal year, or proposes to make during the Company’s current fiscal year, payments for property or services in excess of five percent of (i) the Company’s consolidated gross revenues for its last full fiscal year or (ii) the supplier’s consolidated gross revenues for its last full fiscal year. It is your responsibility to disclose any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest to the Chief Legal Officer or, if you are an executive officer or director, to the Board of Directors, who shall be responsible for determining whether such transaction or relationship constitutes a conflict of interest. All employees and members of the Board of Directors must also comply with the Company’s Related Person Transaction Policy found in the Corporate Governance section of the Company’s Intranet. 3. INSIDER TRADING Employees, officers and directors who have material non-public information about the Company or other companies, including our suppliers and customers, as a result of their relationship with the Company are prohibited by law and Company policy from trading in securities of the Company or such other companies, as well as from communicating such information to others who might trade on the basis of that information. To help ensure that you do not engage in prohibited insider trading and avoid even the appearance of an improper transaction, the Company has adopted an Insider Trading Policy, which is available in the Corporate Governance section of the Company’s Intranet. Please see the Insider Trading Policy. If you are uncertain about the constraints on your purchase or sale of any Company securities or the securities of any other company that you are familiar with by virtue of your

4 relationship with the Company, you should consult with the Chief Legal Officer before making any such purchase or sale. 4. CONFIDENTIALITY Employees, officers and directors must maintain the confidentiality of confidential information entrusted to them by the Company or other companies, including our suppliers and customers, except when disclosure is authorized by a supervisor or legally mandated. Unauthorized disclosure of any confidential information is prohibited. Additionally, employees should take appropriate precautions to ensure that confidential or sensitive business information, whether it is proprietary to the Company or another company, is not communicated within the Company except to employees who have a need to know such information to perform their responsibilities for the Company. Third parties may ask you for information concerning the Company. Employees, officers and directors (other than the Company’s authorized spokespersons) must not discuss internal Company matters with, or disseminate internal Company information to, anyone outside the Company, except as required in the performance of their Company duties and after an appropriate confidentiality agreement is in place. This prohibition applies particularly to inquiries concerning the Company from the media, market professionals (such as securities analysts, institutional investors, investment advisers, brokers and dealers) and security holders. All responses to inquiries on behalf of the Company must be made only by the Company’s authorized spokespersons. If you receive any inquiries of this nature, you must decline to comment and refer the inquirer to your supervisor or one of the Company’s authorized spokespersons. You also must abide by any lawful obligations that you have to your former employer. These obligations may include restrictions on the use and disclosure of confidential information, restrictions on the solicitation of former colleagues to work at the Company and non-competition obligations. 5. STATEMENT OF ETHICAL CONDUCT AND FAIR DEALING Employees, officers and directors should endeavor to deal honestly, ethically and fairly with the Company’s suppliers, customers, competitors and employees. Statements regarding the Company’s products and services must not be untrue, misleading, deceptive or fraudulent. You must not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other unfair-dealing practice. Employees, officers and directors shall be treated with respect, dignity and free of harassment on the grounds of race, color, national or ethnic origin, sex, religion, age, marital or family status, sexual orientation, disability, or any other ground proscribed by law that applies to the Company. 6. PROTECTION AND PROPER USE OF CORPORATE ASSETS Employees, officers and directors should seek to protect the Company’s assets. Theft, carelessness and waste have a direct impact on the Company’s financial performance.

5 Employees, officers and directors must use the Company’s assets and services solely for legitimate business purposes of the Company and not for any personal benefit or the personal benefit of anyone else. Employees, officers and directors must advance the Company’s legitimate interests when the opportunity to do so arises. You must not take for yourself personal opportunities that are discovered through your position with the Company or the use of property or information of the Company. 7. GIFTS AND GRATUITIES The use of Company funds or assets for gifts, gratuities or other favors to employees or government officials is prohibited, except to the extent such gifts are in compliance with applicable law, nominal in amount and not given in consideration or expectation of any action by the recipient. Employees, officers and directors must not accept, or permit any member of his or her immediate family to accept, any gifts, gratuities or other favors from any customer, supplier or other person doing or seeking to do business with the Company, other than items of nominal value. Any gifts that are not of nominal value should be returned immediately and reported to your supervisor. If immediate return is not practical, they should be given to the Company for charitable disposition or such other disposition as the Company believes appropriate in its sole discretion. Common sense and moderation should prevail in business entertainment engaged in on behalf of the Company. Employees, officers and directors should provide, or accept, business entertainment to or from anyone doing business with the Company only if the entertainment is infrequent, reasonable and intended to serve legitimate business goals. Bribes and kickbacks are criminal acts, strictly prohibited by law. You must not offer, give, solicit or receive any form of bribe or kickback anywhere in the world. You must not offer anything of value to a foreign government official in order to influence a discretionary decision in favor of the Company. 8. ACCURACY OF BOOKS AND RECORDS AND PUBLIC REPORTS Employees, officers and directors must honestly and accurately report all business transactions. You are responsible for the accuracy of your records and reports. Accurate information is essential to the Company’s ability to meet legal and regulatory obligations. All Company books, records and accounts shall be maintained in accordance with all applicable regulations and standards and accurately reflect the true nature of the transactions they record. The financial statements of the Company shall conform to generally accepted accounting rules and the Company’s accounting policies. No undisclosed or unrecorded account or fund shall be established for any purpose. No false or misleading entries shall be made in the Company’s books or records for any reason, and no disbursement of corporate funds or other corporate property shall be made without adequate supporting documentation.

6 It is the policy of the Company to provide full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the Securities and Exchange Commission and in other public communications. 9. WAIVERS OF THIS CODE OF BUSINESS CONDUCT AND ETHICS While some of the policies contained in this Code must be strictly adhered to and no exceptions can be allowed, in other cases exceptions may be possible. Any employee or officer who believes that an exception to any of these policies is appropriate in his or her case should first contact his or her immediate supervisor. If the supervisor agrees that an exception is appropriate, the approval of the Chief Legal Officer must be obtained. The Chief Legal Officer shall be responsible for maintaining a complete record of all requests for exceptions to any of these policies and the disposition of such requests. Any executive officer or director who seeks an exception to any of these policies should contact the Chief Legal Officer. Any waiver of this Code for executive officers or directors or any change to this Code that applies to executive officers or directors may be made only by the Board of Directors of the Company and will be disclosed as required by law or stock market regulation. 10. REPORTING AND COMPLIANCE PROCEDURES Every employee, officer and director has the responsibility to ask questions, seek guidance, report suspected violations and express concerns regarding compliance with this Code. The Company’s Whistleblower Reporting, Investigation & Protection Policy (“Whistleblower Policy”) applies to reports of concerns regarding compliance with this Code. Any employee, officer or director who knows or believes that any other employee or representative of the Company has engaged or is engaging in Company-related conduct that violates applicable law or this Code or otherwise has concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters should report such information in the manner described below. You may report such conduct openly or anonymously. The Company will not penalize or take disciplinary action against any employee who reports such conduct or concern, unless it is determined that the report was made with knowledge that it was false. Any supervisor who receives a report of a violation of this Code must immediately inform the Chief Legal Officer. You may report violations of this Code, on a confidential or anonymous basis, using any of the following methods: • By accessing the Company’s third-party Whistleblower Hotline, which can be found at http://www.openboard.info/azpn/; by email message to azpn@openboard.info; or using the following toll-free telephone number: (866) 276-9891. • By sending: (a) a letter addressed to Aspen Technology, Inc., 20 Crosby Drive, Bedford, MA 01730 to the attention of the Chief Legal Officer; or (b) an email to the Chief Legal Officer at Mark.Mouritsen@aspentech.com.

7 • By discussing their concerns with their direct manager, any other managerial employee with whom they are comfortable, their Human Resources Business Partner, or the Chief Legal Officer. Any managerial employee who becomes aware of a concern covered by this Policy from another employee is required to report the concern using the Whistleblower Hotline, regardless of whether the managerial employee believes the other employee intends to file a report through the Whistleblower Hotline.. While we prefer that you identify yourself when reporting violations because doing so assists the Company’s investigation and handling of the report,, you may report concerns anonymously if you wish. Employees, officers and directors are expected to cooperate fully with any inquiry or investigation by the Company regarding an alleged violation of this Code. The Company will not discipline, discriminate against or retaliate against any employee who cooperates in any investigation or inquiry regarding such conduct. Failure to cooperate with any such inquiry or investigation may result in disciplinary action, up to and including discharge. The Company shall determine whether violations of this Code have occurred and, if so, shall determine the disciplinary measures to be taken against any employee who has violated this Code. All reports of concerns regarding compliance with this Code will be investigated and handled in accordance with the procedures described in the Whistleblower Policy. Failure to comply with the standards outlined in this Code will result in disciplinary action including reprimands, warnings, probation or suspension with or without pay, demotions, reductions in salary, discharge and restitution. Certain violations of this Code may require the Company to refer the matter to the appropriate governmental or regulatory authorities for investigation or prosecution. Moreover, any supervisor who directs or approves of any conduct in violation of this Code, or who has knowledge of such conduct and does not immediately report it, also will be subject to disciplinary action, up to and including discharge. The Company prohibits and will not tolerate retaliation against any employee who makes a good faith report in accordance with this Policy or who participates in good faith in the Company’s handling and investigation of a report. Employees who believe that they have experienced retaliation should notify the Chief Legal Officer. Employees who engage in retaliatory conduct will be subject to disciplinary action up to and including termination of employment. 11. DISSEMINATION AND AMENDMENT This Code shall be distributed to each new employee, officer and director of the Company upon commencement of his or her employment or other relationship with the Company and shall also be distributed annually to each employee, officer and director of the Company, and each employee, officer and director shall certify that he or she has received, read and understood this Code and has complied with its terms. The Company reserves the right to amend, alter or terminate this Code at any time for any reason. The most current version of this Code can be found in the Corporate Governance section of the Company’s Intranet.

8 This document is not an employment contract between the Company and any of its employees, officers or directors and does not alter the Company’s at-will employment policy. 12. STOCKHOLDERS AGREEMENT With respect to directors, Sections 2 (Conflicts of Interest) and 4 (Confidentiality) are subject to the terms of the Stockholders Agreement dated as of May 16, 2022 by and among the Company, Emerson Electric Co., a Missouri corporation, and EMR Worldwide Inc., a Delaware corporation, as amended from time to time.